Opportunistic Credit Fund

Advisory Fee Waiver

06/01/22 to 02/28/23

June 1, 2022

Mr. Mark E. Swanson

Treasurer, Chief Financial Officer and Chief Accounting Officer

Russell Investment Company

1301 Second Avenue, 18th Floor

Seattle, WA 98101

Re:	Russell Investment Company Opportunistic Credit Fund (the “Fund”)

Dear Mr. Swanson:

Russell Investment Management, LLC (“RIM”), as adviser to Russell Investment Company (“RIC”), agrees to waive, until February 28, 2023, 0.469% of its advisory fee for the Fund; provided that the advisory fee waiver shall be reduced by any reduction in the advisory fee due to the application of advisory fee breakpoints.

This waiver (1) supersedes any prior contractual advisory fee waiver or reimbursement arrangements and any prior non-contractual advisory fee waiver or reimbursement arrangements, (2) may not be terminated during the relevant period except at the Board’s discretion and (3) may, at RIM’s option, continue after the date stated above, but may be revised or eliminated at any time thereafter without notice.

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL INVESTMENT MANAGEMENT, LLC

By:	/s/ Katherine El-Hillow
Katherine El-Hillow
President

Accepted and Agreed:

RUSSELL INVESTMENT COMPANY

By:	/s/ Mark E. Swanson
Mark E. Swanson
Treasurer, Chief Financial Officer and Chief Accounting Officer

Equity Growth Strategy Fund

Direct Expense Cap

06/01/22 to 02/28/23

June 1, 2022

Mr. Mark E. Swanson

Treasurer, Chief Financial Officer and Chief Accounting Officer

Russell Investment Company

1301 Second Avenue, 18th Floor

Seattle, WA 98101

Re:	Russell Investment Company LifePoints® Funds Target Portfolio Series: Equity Growth Strategy Fund (the “Fund”)

Dear Mr. Swanson:

Russell Investment Management, LLC (“RIM”) agrees, until February 28, 2023, to waive up to the full amount of its advisory fee for the Fund and then to reimburse the Fund for other direct Fund-level expenses to the extent that direct Fund-level expenses exceed 0.09% of the average daily net assets of the Fund on an annual basis.

Direct Fund-level expenses do not include transfer agency fees, Rule 12b-1 distribution fees, shareholder services fees, infrequent and/or unusual expenses or the expenses of other investment companies in which the Fund invests which are borne indirectly by the Fund.

This waiver (1) supersedes any prior contractual advisory fee waiver or reimbursement arrangements and any prior non-contractual advisory fee waiver or reimbursement arrangements, (2) may not be terminated during the relevant period except at the Board’s discretion and (3) may, at RIM’s option, continue after the date stated above, but may be revised or eliminated at any time thereafter without notice.

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL INVESTMENT MANAGEMENT, LLC

By:	/s/ Katherine El-Hillow
Katherine El-Hillow
President

Accepted and Agreed:

RUSSELL INVESTMENT COMPANY

By:	/s/ Mark E. Swanson
Mark E. Swanson
Treasurer, Chief Financial Officer and Chief Accounting Officer

Strategic Bond Fund

Direct Expense Cap

12/01/22 to 02/28/23

December 1, 2022

Mr. Mark E. Swanson

Treasurer, Chief Financial Officer and Chief Accounting Officer

Russell Investment Company

1301 Second Avenue, 18th Floor

Seattle, WA 98101

Re:	Russell Investment Company Strategic Bond Fund (the “Fund”)

Dear Mr. Swanson:

Russell Investment Management, LLC (“RIM”) agrees, until February 28, 2023, to waive up to the full amount of its advisory fee for the Fund and then to reimburse the Fund for other direct Fund-level expenses to the extent that direct Fund level expenses exceed 0.43% of the average daily net assets of the Fund on an annual basis.

Direct Fund-level expenses do not include 12b-1 fees, shareholder services fees, transfer agency fees, infrequent and/or unusual expenses or the expenses of other investment companies in which the Fund invests which are borne indirectly by the Fund.

This waiver and reimbursement (1) supersedes any prior contractual advisory fee waiver or reimbursement arrangements and any prior non-contractual advisory fee waiver or reimbursement arrangements, (2) may not be terminated during the relevant period except at the Board’s discretion and (3) may, at RIM’s option, continue after the date stated above, but may be revised or eliminated at any time thereafter without notice.

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL INVESTMENT MANAGEMENT, LLC

By:	/s/ Katherine El-Hillow
Katherine El-Hillow
President

Accepted and Agreed:

RUSSELL INVESTMENT COMPANY

By:	/s/ Mark E. Swanson
Mark E. Swanson
Treasurer, Chief Financial Officer and Chief Accounting Officer